MacroGenics Names Dr. Jay Siegel to its Board of Directors

ROCKVILLE, MD, Nov. 15, 2017 (GLOBE NEWSWIRE) -- -- MacroGenics, Inc. (NASDAQ: MGNX), a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer, as well as autoimmune disorders and infectious diseases, today announced the appointment of Jay Siegel, M.D., former Chief Biotechnology Officer and Head of Scientific Strategy and Policy at Johnson & Johnson, to its Board of Directors.

Dr. Siegel recently retired from Johnson & Johnson, which he joined in 2003 after a distinguished career at the U.S. Food and Drug Administration (FDA). In his former position with Johnson & Johnson, Dr. Siegel was engaged both in R&D leadership across Johnson & Johnson sectors and in policy development and advocacy regarding scientific and regulatory issues at the national and international levels. Dr. Siegel joined Johnson & Johnson in 2003 as President of Centocor Research & Development, Inc., and subsequently served as Group President of R&D for Biotechnology, Immunology and Oncology; as Head of Global Regulatory Affairs and Head of the Biotechnology Center of Excellence at Janssen. Before joining Johnson & Johnson, Dr. Siegel spent 20 years at the FDA Center for Biologics Evaluation & Research in positions of increasing responsibility, including directing the office responsible for review and approval of therapeutic biologics.

Dr. Siegel received a B.S. in Biology from the California Institute of Technology and an M.D. from Stanford University. He trained in internal medicine at the University of California, San Francisco, and in Infectious Disease and Immunology at Stanford University.

“Dr. Siegel is a highly respected leader in our industry and his experience in both R&D strategy and regulatory policy will prove invaluable to our team,” said Scott Koenig, M.D., Ph.D., President and CEO of MacroGenics. “We welcome his deep expertise and contributions as we continue to advance our potential treatment options for patients with cancer, autoimmune disorders and infectious diseases.”

About MacroGenics, Inc.

MacroGenics is a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer, as well as autoimmune disorders and infectious diseases. The company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the Company's website at www.macrogenics.com. MacroGenics, the MacroGenics logo, and DART are trademarks or registered trademarks of MacroGenics, Inc.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company's strategy, future operations, clinical development of the Company's therapeutic candidates, milestone or opt-in payments from the Company's collaborators, the Company's anticipated milestones and future expectations and plans and prospects for the Company and other statements containing the words "subject to", "believe", "anticipate", "plan", "expect", "intend",

"estimate", "project", "may", "will", "should", "would", "could", "can", the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company's product candidates and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

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Contacts:

Jim Karrels, Senior Vice President, CFO
MacroGenics, Inc.
1-301-251-5172, info@macrogenics.com

Karen Sharma
MacDougall Biomedical Communications
1-781-235-3060, ksharma@macbiocom.com